1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the individuals whose signatures appear below constitute and
appoint David L. Duvall and John P.

Zimmer, and each of them, his or her true

and lawful attorney-in-fact and
agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all
capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and
to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in fact and agents, and each of them full power and authority to
do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to
all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said
attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Signature Title Date
/s/ David L. Duvall
David L. Duvall
President and Chief Executive Officer
(Principal Executive Officer)
November 5, 2020
/s/ John P.

Zimmer
John P.

Zimmer
Executive Vice President, Secretary,
Treasurer and Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)
November 5, 2020
/s/ Thomas R. Cellitti
Thomas R. Cellitti
Director, Chairman

November 5, 2020
/s/ James Crowley
James Crowley
Director November 5, 2020
/s/ Ralph O. Hellmold
Ralph O. Hellmold
Director November 5, 2020
/s/ Matt Jauchius
Matt Jauchius
Director

November 5, 2020
/s/ Sandra L. Kowaleski
Sandra L. Kowaleski
Director November 5, 2020

/s/ Andrew O. Smith
Andrew O. Smith
Director November 5, 2020